EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our audit report dated February 26, 2016 included in the Registration Statement on Form S-1/A #3 and related Prospectus of Armeau Brands Inc. for the registration of its common stock.

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP
Vancouver, Canada
May 17, 2016